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                                                                   Exhibit 21.01

                       List of Registrant's Subsidiaries

          Subsidiary                                Jurisdiction

       Object-Mart, Inc.                           California
       ONI Credit Corporation                      Delaware
       ONI Systems Canada Inc.                     Canada
       ONI Systems France SARL                     France
       ONI Systems GmbH                            Germany
       ONI Systems K.K.                            Japan
       ONI Systems Korea                           South Korea
       ONI Systems (Singapore) PTE LTD             Singapore
       ONI Systems U.K. Ltd.                       United Kingdom